Exb. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement
(No. 333-03959) of Northrop Grumman Corporation on Form S-8 of our report dated June 25, 2004, appearing in this annual report on Form 11-K of the Northrop Grumman Electronic Sensors & Systems Sector Union Represented Employees
Savings and Investment Plan for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Los Angeles, California
June 25, 2004